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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    --------
                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report September 2, 1997
               (Date of earliest event reported): August 22, 1997


                              HARBINGER CORPORATION
                (Exact name of Company specified in its charter)


          GEORGIA                        0-26298                 58-1817306
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.


        1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA            30319
          (Address of principal executive offices)          (Zip Code)


                                 (404) 467-3000
                (Company's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

     Effective August 22, 1997, Harbinger Corporation, a Georgia corporation (the "Company"), acquired from FD Engineers and Constructors, Inc., a California corporation ("FD"), all of the outstanding capital stock of Acquion, Inc., a California corporation ("Acquion") and a wholly owned subsidiary of FD (the "Acquisition"). The Acquisition was consummated in accordance with the terms of a Stock Purchase Agreement ("Stock Purchase Agreement"), dated August 22, 1997, among the Company, FD and Fluor Corporation, a Delaware corporation ("Fluor").

     The consideration paid by the Company in connection with the Acquisition was approximately $12.0 million in cash, which amount is subject to adjustment based on the net assets of Acquion on the Closing Date. In connection with the Acquisition, which was accounted for under the purchase method of accounting, the Company expects to take an $11-$14 million charge in the third quarter of 1997 for in process research and development and integration related charges. The Company financed the Acquisition through its working capital.

     The total consideration paid in the Acquisition was determined through arms length negotiations between representatives of the Company and FD. Neither the Company nor any of its affiliates had, nor to the knowledge of the Company, did any director or officer or any associate of any such director or officer of the Company have, any material relationship with FD, Acquion or Fluor prior to the Acquisition. The tangible assets acquired in the Acquisition were used in developing Maintenance Repair and Operations ("MRO") software catalogs and content, and the Company intends to use such assets for substantially the same purpose.

     Acquion's strategic focus is on supply chain management and purchasing related services utilizing electronic commerce technology. To date, Acquion has provided innovative MRO electronic supplier catalogs that offer up to date information. Acquion offers clients robust MRO catalog content and cataloging expertise as evidenced by their catalog content for leading chemical, petrochemical and industrial corporations and universities. These electronic catalogs are among the first to be integrated into today's enterprise and legacy computer systems. Acquion was formed in 1994 as a subsidiary of FD and is headquartered in Greenville, South Carolina.

     A complete description of the Acquisition is contained in the Stock Purchase Agreement filed as Exhibit 2(a) and incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

     a) Financial Statements of Business Acquired: To be filed by amendment as soon as practicable but not later than 75 days after the date of the reported event.

     b) Pro Forma Financial Information: To be filed by amendment as soon as practicable but not later than 75 days after the date of the reported event.

     c)   Exhibits:

              2.1 Stock Purchase Agreement by and among Harbinger Corporation, Fluor Corporation and FD Engineers & Constructors, Inc., dated as of August 22, 1997. The Exhibits and Disclosure Schedules, which are referenced in the table of contents and elsewhere in the Stock Purchase Agreement, are hereby incorporated by reference. Such Exhibits and Disclosure Schedules have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.

              99.1 Text of Press Release of Harbinger Corporation, dated August 25, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HARBINGER CORPORATION

                                          /s/ Joel G. Katz
                                     -----------------------------
                                     JOEL G. KATZ
                                     Chief Financial Officer
                                     (Principal Financial Officer;
                                     Principal Accounting Officer)


Date:  September 2, 1997

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                                  EXHIBIT INDEX

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     Exhibit                                                                               Page No.
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
       2.1          Stock Purchase Agreement by and among Harbinger Corporation,
                    Fluor Corporation and FD Engineers & Constructors, Inc.,
                    dated as of August 22, 1997. The Exhibits and Disclosure
                    Schedules, which are referenced in the table of contents and elsewhere in the Stock Purchase Agreement, are hereby
                    incorporated by reference. Such Exhibits and Disclosure
                    Schedules have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon
                    request.

       99.1         Text of Press Release of Harbinger Corporation, dated
                    August 25, 1997

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